EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-1836, 33-26267, 333-151865, 333-140811, 333-109374, 333-105951, 333-45768, 333-01413, on Form S-8 of our report dated August 26, 2009, relating to the consolidated financial statements and financial statement schedule of Flexsteel Industries, Inc. and Subsidiaries (the “Company”) in the Annual Report on Form 10-K of the Company for the year ended June 30, 2009.

DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 26, 2009

37